Exhibit 99.1

Cytek Biosciences Reports Second Quarter 2021 Financial Results

FREMONT, Calif., Sept. 2, 2021 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the second quarter ended June 30, 2021.

Recent Highlights

•	Revenue was $30.4 million for the second quarter, representing a 59% increase over the second quarter of 2020

•	Expanded the installed base to 855 instruments, with 104 instrument placements during the second quarter

•	Launched the Cytek Aurora Cell Sorter (CS), a high-dimensional benchtop cell sorter that delivers high resolution single-cell capabilities regardless of assay complexity or autofluorescence level

•

Launched the Automated Sample Loader, an integrated plate and tube loader that streamlines the sample loading process – offering ‘walk away’ capabilities and expanding high-throughput acquisition options for researchers

•	Appointed Allen Poirson, Ph.D., as the senior vice president of marketing and corporate development

•	Strengthened balance sheet by raising approximately $215 million in net proceeds from initial public offering in July 2021

“During the quarter, we demonstrated the strength of our business with solid top line growth,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “We are especially encouraged by the growing interest in our Aurora and Northern Lights systems, which deliver high-resolution, high-content and high-sensitivity cell analysis by utilizing the full spectrum of fluorescence signatures. We look forward to getting our Full Spectrum Profiling solutions into the hands of more customers to accelerate scientific discovery and to have a profound impact on the understanding of cell biology, immunotherapy, and personalized medicine.”

Second Quarter 2021 Financial Results

Total revenue for the second quarter of 2021 was $30.4 million, a 59% increase over the second quarter of 2020. This increase was primarily driven by sales of Aurora and Northern Lights™ instruments.

Gross profit was $19.7 million for the second quarter of 2021, an increase of 137% compared to a gross profit of $8.3 million in the second quarter of 2020. Gross profit margin was 65% in the second quarter of 2021 as compared to 43% in the second quarter of 2020.

Operating expenses were $15.9 million for the second quarter of 2021, an 87% increase from $8.5 million in the second quarter of 2020. This increase was primarily driven by increases in the ongoing development of new and complementary products, an increase in headcount and personnel related expenses, an increase in services to support the growth of our overall operations, and additional costs associated with becoming a public company.

Net income in the second quarter of 2021 was $2.7 million, as compared to net income of $8.1 million dollars in the second quarter of 2020. Income from operations in the second quarter of 2021 was $3.8 million compared to a loss of $0.2 million in the second quarter of 2020.

Cash and cash equivalents were approximately $160 million as of June 30, 2021. Subsequent to quarter end, the Company completed its initial public offering in July 2021 resulting in $215 million of net proceeds.

About Cytek Biosciences, Inc.

Cytek Biosciences is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with exquisite sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights systems, its cell sorter, the Aurora CS, and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe.

Other than Cytek’s Northern Lights CLC system, which is available for clinical use in China and the European Union, Cytek’s products are for research use only – not for use in diagnostic procedures or for clinical purposes.

Cytek, Full Spectrum Profiling, FSP and Northern Lights are trademarks or registered trademarks of Cytek Biosciences, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek Biosciences’ expectations regarding the company’s business operations, its ability to provide Full Spectrum Profiling solutions to more customers to accelerate scientific discovery and to have a profound impact on the understanding of cell biology, immunotherapy, and personalized medicine. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to market conditions; the ongoing COVID-19 pandemic; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.. You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Carrie Mendivil/Mary Kate McDonough

Gilmartin Group LLC

(518) 727-6380

investors@cytekbio.com

Cytek Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenue	30,408	19,136	54,680	37,124
Cost of Sales	10,663	10,866	20,449	20,479

Gross profit	19,745	8,270	34,231	16,645
Operating expenses:
Research and development	6,194	2,916	11,288	5,932
Sales and marketing	5,576	3,059	9,853	6,590
General and administrative	4,164	2,513	8,147	5,051

Total operating expenses	15,934	8,488	29,288	17,573

Income (loss) from operations	3,811	(218)	4,943	(928)
Other income (expense):
Interest expense	(433)	(1)	(808)	(1)
Interest income	9	16	19	102
Other income (expense), net	(120)	395	(735)	358

Total other income (expense), net	(544)	410	(1,524)	459

Income (loss) before income taxes	3,267	192	3,419	(469)
Provision for (benefit from) income taxes	597	(7,919)	647	(7,741)

Net income	$2,670	$8,111	$2,772	$7,272

Other comprehensive income:
Foreign currency translation adjustment, net of tax	269	(19)	471	(96)

Net comprehensive income	$2,939	$8,092	$3,243	$7,176

Net income attributable to common stockholders per share, basic	$—	$0.07	$—	$0.04

Net income attributable to common stockholders per share diluted	$—	$0.06	$—	$0.04

Weighted-average shares used in calculating net income per share, basic	31,878,762	28,497,247	31,719,005	28,475,868

Weighted-average shares used in calculating net income per share, diluted	36,173,036	31,133,913	35,908,554	31,070,177

Cytek Biosciences, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except share and per share data)	2021	2020
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$159,846	$165,231
Trade accounts receivable, net	24,029	16,990
Restricted cash	—	888
Inventories	26,655	23,018
Prepaid expenses and other current assets	6,408	2,495

Total current assets	216,938	208,622
Deferred income tax assets, noncurrent	7,378	7,378
Property and equipment, net	3,895	2,140
Goodwill	476	476
Intangible assets, net	333	274
Other noncurrent assets	1,259	1,089

Total assets	$230,279	$219,979

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Trade accounts payable	$3,324	$2,944
Legal settlement liability, current	7,229	6,253
Accrued expenses	11,593	9,048
Other current liabilities	1,351	4,626
Deferred revenue, current	4,668	3,665

Total current liabilities	28,165	26,536
Legal settlement liability, noncurrent	11,724	10,959
Deferred revenue, noncurrent	6,317	3,456
Other noncurrent liabilities	739	737

Total liabilities	$46,945	$41,688

Redeemable convertible preferred stock, $0.001 par value; 87,268,694 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $199,230 as of June 30, 2021 and December 31, 2020	194,319	194,319
Stockholders’ deficit:
Common stock, $0.001 par value; 153,329,500 authorized shares at June 30, 2021 and December 31, 2020; 32,096,586 and 31,241,916 issued and outstanding shares at June 30, 2021 and December 31, 2020, respectively	24	23
Additional paid-in capital	7,975	6,491
Accumulated deficit	(19,835)	(22,607)
Accumulated other comprehensive income	536	65
Noncontrolling interest in consolidated subsidiary	315	—

Total stockholders’ deficit	$(10,985)	$(16,028)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$230,279	$219,979